Exhibit 23O
SSgA FUNDS
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned Trustees and Officers of SSgA Funds (the “Trust”) do hereby severally constitute and appoint Sandra G. Richardson, Mark E. Swanson, James E. Ross and Ellen M. Needham , or any of them, the true and lawful agents and attorneys-in-fact of the undersigned with respect to all matters arising in connection with the Trust’s Registration Statement on Form N-1A (File Nos. 33-19229 and 811-5430), and all amendments or supplements thereto and any other of the Trust’s filings with the Securities Exchange Commission, including the Trust’s Registration Statements on Form N-14, proxy statements and information statements, including all amendments and supplements thereto, with full power and authority to execute said Registration Statement, Post-Effective Amendment or filing for and on behalf of the undersigned, in our names and in the capacity indicated below, and to file the same, together with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission. Each undersigned hereby gives to said agents and attorneys-in-fact full power and authority to act in the premises, including, but not limited to, the power to appoint a substitute or substitutes to act hereunder with the same power and authority as said agents and attorneys-in-fact would have if personally acting. Each undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any substitute or substitutes, may do by virtue hereof.
IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney for the purpose herein set forth as of the date and in the capacity set forth below.

/s/ Lynn L. Anderson	Dated: July 13, 2010

Lynn L. Anderson, Trustee

/s/ Diane B. Glossman

Diane B. Glossman, Trustee	Dated: July 13, 2010

/s/ Shawn C.D. Johnson	Dated: July 13, 2010

Shawn C.D. Johnson, Trustee

/s/ Steven J. Mastrovich	Dated: July 13, 2010

Steven J. Mastrovich, Trustee

/s/ William L. Marshall	Dated: July 13, 2010

William L. Marshall, Trustee

/s/ Patrick J. Riley	Dated: July 13, 2010

Patrick J. Riley, Trustee

/s/ Richard D. Shirk	Dated: July 13, 2010

Richard D. Shirk, Trustee

/s/ Bruce D. Taber	Dated: July 13, 2010

Bruce D. Taber, Trustee

/s/ Henry W. Todd	Dated: July 13, 2010

Henry W. Todd, Trustee

/s/ Mark E. Swanson	Dated: July 13, 2010

Mark E. Swanson, Treasurer, in his capacity as Principal Accounting Officer

/s/ James E. Ross	Dated: July 13, 2010

James E. Ross, President and Chief Executive Officer